STATEMENTS REGARDING COMPUTATION OF EARNINGS PER SHARE
FOR THE PERIODS ENDED JUNE 30, 1995 AND 1996

                                              Three    Three     Six      Six
                                             Months   Months    Months   Months
                                              Ended    Ended    Ended    Ended
                                             6/30/95  6/30/96  6/30/95  6/30/96
($ in millions, except per share amounts)

PRIMARY

Weighted Average Number of Shares
  of Common Stock Outstanding                 75.1      75.0     74.9     74.9

Net effect of Dilutive Stock Options and
  Warrants Based on the Treasury Stock
  Method Using Average Market Price            0.6       0.9      0.7      0.9

Stock Units Allocated to the Deferred
  Compensation Plans for
  Executives and Directors                     0.2       0.3      0.2      0.3
                                              ----      ----     ----     ----
  Weighted average shares
   outstanding                                75.9      76.2     75.8     76.1
                                              ====      ====     ====     ====
  Net Income                               $  27.0   $  28.0  $  51.0  $  57.0
                                              ====      ====     ====     ====
  Per Share Amount                           $0.35     $0.37    $0.68    $0.75
                                              ====      ====     ====     ====
FULLY DILUTED

Weighted Average Number of Shares
  of Common Stock Outstanding                 75.1      75.0     74.9     74.9

Net effect of Dilutive Stock Options and
  Warrants Based on the Treasury Stock
  Method Using Ending Market Price             0.7       1.2      0.7      1.2

Stock Units Allocated to the Deferred
  Compensation Plans for
  Executives and Directors                     0.2       0.3      0.2      0.3

Effect of Convertible Debt - Based on
  the If-Converted Method                      1.9       1.9      1.9      1.9
                                              ----      ----     ----     ----
  Weighted average shares
  outstanding                                 77.9      78.4     77.7     78.3
                                              ====      ====     ====     ====
  Net Income                               $  27.0   $  28.0  $  51.0  $  57.0
Additional Contribution to Net Income if
  Convertible Debt is fully converted          1.0       1.0      1.0      1.0
                                              ----      ----     ----     ----
  Adjusted Net Income                      $  28.0   $  29.0  $  52.0  $  58.0
                                              ====      ====     ====     ====
  Per Share Amount                           $0.35     $0.36    $0.67    $0.74
                                              ====      ====     ====     ====